Exhibit 99.1

August 4, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Announces Second-quarter 2015 Results

•	Natural gas liquids gathered and fractionated volumes increased 51 and 7 percent, respectively;

•	Natural gas gathered and processed volumes increased 17 and 16 percent, respectively;

•	Cash flow available for dividends increased 15 percent; all compared with second-quarter 2014 results; and

•	Operating income and equity in net earnings from investments increased 33 percent, compared with first-quarter 2015 results.

TULSA, Okla. - Aug. 4, 2015 - ONEOK, Inc. (NYSE: OKE) today announced second-quarter 2015 financial results.

SECOND-QUARTER AND YEAR-TO-DATE 2015 FINANCIAL HIGHLIGHTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Millions of dollars, except per share and coverage ratio amounts)

Net income attributable to ONEOK	$76.5	$61.6	$137.3	$155.1
Net income per diluted share	$0.36	$0.29	$0.65	$0.74
Distributions declared from OKS	$171.2	$156.5	$340.3	$302.5
Cash flow available for dividends (a)	$149.6	$130.0	$301.7	$341.4
Dividend coverage ratio (a)	1.18	1.09	1.19	1.45
(a) Cash flow available for dividends and dividend coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are attached to this news release.

“As the pure-play general partner of ONEOK Partners, ONEOK’s second-quarter results benefited from increased natural gas liquids (NGL) and natural gas volumes at ONEOK Partners,” said Terry K. Spencer, president and chief executive officer of ONEOK. “ONEOK Partners expects significant volume growth in the second half of the year. With the first half of 2015 complete, we have increased confidence the partnership will reach its natural gas gathering and processing volume guidance expectations, and we expect ONEOK to be within its 2015 financial guidance ranges as well.

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

“Sustained low commodity prices continued in the first half of 2015 and impacted our financial results,” continued Spencer. “However, we remain focused on making prudent financial decisions that will benefit ONEOK shareholders for the long term. Our balance sheet remains strong, allowing us flexibility during the current market conditions.”

SECOND-QUARTER AND YEAR-TO-DATE 2015 FINANCIAL PERFORMANCE

Second-quarter 2015 results increased, compared with the second quarter 2014, due primarily to higher natural gas and natural gas liquids volumes at ONEOK Partners (NYSE: OKS).

Variances in financial performance in the first six months of 2015, compared with the same period in 2014, are primarily a reflection of significantly higher weather-related seasonal demand in the Midwest, resulting in higher prices for propane and natural gas, due to severely cold weather during the first quarter 2014 and sustained lower commodity prices through the first half of 2015.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$272.7	$251.3	$469.2	$545.4
Operating costs	$165.4	$172.0	$344.4	$321.1
Depreciation and amortization	$87.0	$72.1	$172.9	$139.5
Equity in net earnings from investments	$30.0	$25.4	$61.0	$59.1
Capital expenditures	$285.6	$392.7	$629.4	$822.2

Increases in second-quarter 2015 operating income reflect:

•
Higher NGL exchange-services volumes from recently connected natural gas processing plants in the Williston Basin, Powder River Basin and Mid-Continent regions, and additional revenues from minimum volume obligations;

•	Higher NGL transportation margins, primarily from the acquisition of the West Texas LPG pipeline system; and

•
Higher margins due to changes in contract mix and higher natural gas volumes gathered, processed and sold, and higher NGL volumes sold, in the natural gas gathering and processing segment; offset partially by

•	Lower net realized NGL, natural gas and condensate prices.

Operating costs and depreciation and amortization increased in the second quarter 2015, compared with the same period last year, due primarily to the growth of the partnership’s operations related to completed capital-growth projects and acquisitions.

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

Second-quarter 2015 equity in net earnings from investments increased, compared with the second quarter 2014, due primarily to higher volumes delivered to the Overland Pass Pipeline from the Bakken NGL Pipeline.

ONEOK’s future cash payments associated with the released natural gas transportation and storage capacity from the former energy services segment are expected to be approximately $31 million on an after-tax basis, which consists of approximately $9 million to be paid in the remainder of 2015; $11 million in 2016; $6 million in 2017; and $5 million over the period 2018 through 2023.

2015 SECOND-QUARTER EARNINGS PRESENTATION AND KEY STATISTICS:

Additional financial and operating information that will be discussed on the second-quarter 2015 conference call is accessible on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com, or by selecting the links below.

> View earnings presentation

> View earnings tables

ONEOK AND ONEOK PARTNERS HIGHLIGHTS:

ONEOK:

•	Reaffirming its 2015 cash flow available for dividends guidance range of $570 million to $650 million and free cash flow guidance range of $90 million to $120 million provided on Feb. 23, 2015;

•
Receiving $95.8 million in distributions from the company's general partner interest and $73.3 million in distributions from the company's limited partner interest in ONEOK Partners in the second quarter 2015; and

•	Declaring in July 2015 a quarterly dividend of 60.5 cents per share, or $2.42 per share on an annualized basis, a 5 percent increase compared with the second quarter 2014.

ONEOK Partners:

•
Reaffirming its 2015 adjusted EBITDA guidance range of $1.51 billion to $1.73 billion; its DCF guidance range of $1.08 billion to $1.26 billion; and its net income guidance range of $845 million to $1.01 billion provided on Feb. 23, 2015;

•
Announcing in July the WesTex Transmission Pipeline expansion, an investment of $70 million to $100 million to construct two compressor stations and upgrade three existing compressor stations. The expansion project will complement the Roadrunner Gas Transmission pipeline joint venture and provide markets in Mexico access to upstream supply basins in West Texas and the Mid-Continent;

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

•	Adding two new third-party natural gas processing plant connections to the partnership’s NGL system, one each in the Williston Basin and Mid-Continent;

•	Adding two new compressor stations totaling 28,000 horsepower to the partnership’s natural gas gathering system, both in McKenzie County, North Dakota;

•
Completing the sale of approximately 5.5 million common units through the partnership’s at-the-market (ATM) equity program in the second quarter. The net proceeds, including ONEOK’s contribution to maintain its 2 percent general partner interest, were approximately $208.1 million, which resulted in ONEOK’s aggregate ownership interest in ONEOK Partners decreasing to 36.8 percent at June 30, 2015, from 37.6 percent at March 31, 2015. As of June 30, 2015, the partnership had approximately $238 million of common units available to issue through its $650 million ATM program; and

•	Declaring in July 2015 a second-quarter 2015 distribution of 79 cents per unit, or $3.16 per unit on an annualized basis, a 4 percent increase compared with the second quarter 2014.

BUSINESS-SEGMENT RESULTS:

Key financial and operating statistics are listed on page 19 in the tables.

Natural Gas Liquids Segment

The natural gas liquids segment benefited from volume growth of NGLs gathered and fractionated during the second quarter 2015 and through the first six months of the year. NGLs transported on gathering lines increased approximately 50 percent for each period compared with 2014, primarily due to new Permian Basin volumes transported on the acquired West Texas LPG pipeline system. Recently connected natural gas processing plants across ONEOK Partners’ system, including two new third-party plant connections in the second quarter, also contributed to volume growth. NGLs fractionated increased 7 percent for the second quarter 2015, compared with 2014.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$196.5	$159.0	$342.1	$335.7
Operating costs	$77.4	$76.1	$159.7	$141.2
Depreciation and amortization	$39.4	$31.1	$78.7	$58.2
Equity in net earnings from investments	$9.7	$4.5	$16.7	$9.2

The increase in second-quarter 2015 operating income, compared with the second quarter 2014, primarily reflects:

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

•
A $57.2 million increase in exchange-services margins, resulting primarily from increased volumes from recently connected natural gas processing plants in the Williston Basin, Powder River Basin and Mid-Continent regions, and higher revenues from customers with minimum volume obligations; and

•	A $22.2 million increase in transportation margins, primarily from new Permian Basin NGL volumes from the acquired West Texas LPG pipeline system; offset partially by

•	A $19.1 million decrease related to lower isomerization volumes, resulting from narrower NGL product price differentials between normal butane and iso-butane; and

•
A $9.7 million decrease in optimization and marketing margins, which resulted from a $14.3 million decrease due primarily to narrower realized NGL product price differentials and a $1.0 million decrease in marketing margins, offset partially by a $5.7 million increase due primarily to wider NGL location price differentials.

The increase in operating income for the six-month 2015 period, compared with the same period last year, primarily reflects:

•
A $122.2 million increase in exchange-services margins, resulting primarily from increased volumes from recently connected natural gas processing plants, higher fees for exchange-services activities resulting from contract negotiations, and higher revenues from minimum volume obligations; and

•	A $41.0 million increase in transportation margins, primarily from higher volumes on the acquired West Texas LPG pipeline system ; offset partially by

•	An $83.0 million decrease in optimization and marketing margins related primarily to the increased demand for propane experienced during the first quarter 2014;

•	A $20.4 million decrease related to lower isomerization volumes; and

•	A $10.5 million decrease resulting from ethane rejection, which impacted NGL volumes.

Operating costs and depreciation and amortization increased in the three- and six-month 2015 periods, compared with the same periods in 2014, due primarily to completed capital-growth projects and acquisitions.

Equity in net earnings from investments increased in the three- and six-month 2015 periods, compared with the same periods in 2014, due primarily to higher volumes delivered to the Overland Pass Pipeline from the Bakken NGL Pipeline.

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

Natural Gas Pipelines Segment

The natural gas pipelines segment experienced fairly normal operating conditions during the second quarter 2015. Variances in financial performance between the six-month 2015 period and the same period in 2014 were primarily a reflection of significantly higher weather-related seasonal demand resulting in higher natural gas prices during the first quarter 2014.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$38.1	$37.3	$69.2	$92.4
Operating costs	$25.2	$27.3	$52.4	$54.7
Depreciation and amortization	$10.8	$10.9	$21.6	$21.7
Equity in net earnings from investments	$15.4	$15.9	$35.1	$39.3

Operating income, operating costs, depreciation and amortization, and equity in net earnings from investments were relatively flat in the second quarter 2015, compared with the second quarter 2014.

The decrease in operating income for the six-month 2015 period, compared with the same period in 2014, primarily reflects:

•
A $13.0 million decrease from lower short-term natural gas storage services, due primarily to increased weather-related seasonal demand associated with severely cold weather in the first quarter 2014; and

•	A $9.1 million decrease from lower net retained fuel due to lower natural gas prices and lower natural gas volumes retained; offset partially by

•	A $4.6 million increase due to higher transportation revenues, primarily from increased rates on intrastate pipelines and higher rates at Viking Gas Transmission Company.

Operating costs decreased for the six-month 2015 period, compared with the same period in 2014, primarily as a result of lower costs for materials and supplies.

Equity in net earnings from investments decreased for the six-month 2015 period, compared with the same period in 2014, due primarily to decreased natural gas park-and-loan services on Northern Border Pipeline, resulting from increased weather-related seasonal demand due to severely cold weather in the first quarter 2014.

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

Natural Gas Gathering and Processing Segment

The natural gas gathering and processing segment experienced significant volume growth in the second quarter 2015 and through the first six months of the year, primarily from the completion of growth projects in the Williston Basin and Mid-Continent areas. Natural gas gathered volumes increased more than 17 percent for each period, and natural gas processed volumes increased approximately 16 percent and 22 percent in the three- and six-month 2015 periods, respectively, compared with 2014. Despite this volume growth, the segment continued to experience impacts from sustained lower commodity prices throughout the first half of 2015.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$37.8	$66.1	$57.5	$126.0
Operating costs	63.5	$59.4	$132.8	$124.2
Depreciation and amortization	$36.0	$29.4	$71.7	$58.3
Equity in net earnings from investments	$4.9	$5.1	$9.2	$10.6

The decrease in second-quarter 2015 operating income, compared with the second quarter 2014, primarily reflects:

•	A $45.6 million decrease due primarily to lower net realized NGL, natural gas and condensate prices; offset partially by

•
A $16.3 million increase due primarily to natural gas volume growth in the Williston Basin and Cana-Woodford Shale, resulting in higher natural gas volumes gathered, compressed, processed, transported and sold, higher NGL volumes sold and higher fees; and

•	An $11.5 million increase due primarily to changes in contract mix resulting from higher fees.

Operating income for the six-month 2015 period decreased, compared with the same period last year, which reflects:

•	A $99.4 million decrease due primarily to lower net realized NGL, natural gas and condensate prices; offset partially by

•
A $33.3 million increase due primarily to natural gas volume growth in the Williston Basin and Cana-Woodford Shale, resulting in higher natural gas volumes gathered, compressed, processed, transported and sold, higher NGL volumes sold and higher fees; and

•	A $19.4 million increase due primarily to changes in contract mix resulting from higher fees.

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

Operating costs and depreciation and amortization increased in the three- and six-month 2015 periods, compared with the same periods in 2014, due primarily to completed capital-growth projects.

The following table contains equity-volume information for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Equity-Volume Information (a)	2015	2014	2015	2014

NGL sales (MBbl/d)	21.1	15.9	19.0	16.8
Condensate sales (MBbl/d)	3.1	3.1	3.1	3.3
Residue natural gas sales (BBtu/d)	155.5	105.3	144.3	96.9
(a) - Includes volumes for consolidated entities only.

The natural gas gathering and processing segment is exposed to commodity price risk as a result of percent-of-proceeds contracts, where the segment receives a percentage of volumes processed, or equity volumes, in exchange for services. ONEOK Partners is actively pursuing opportunities to convert its percent-of-proceeds contracts to fee-based contracts or increase the fee component of these contracts.

The partnership executes hedges to mitigate its commodity price risk. The tables below provide hedging information as of July 2015 for equity volumes in the natural gas gathering and processing segment in the periods indicated. NGLs hedged reflect propane, normal butane, iso-butane and natural gasoline only. The ethane component of the natural gas gathering and processing segment’s equity NGL volume is not expected to significantly impact the results of operations.

	Six Months Ending December 31, 2015
	Volumes Hedged	Average Price		Percentage Hedged
NGLs - excluding ethane (MBbl/d) - Conway/Mont Belvieu	14.1	$0.66	/ gallon	72%
Condensate (MBbl/d) - WTI-NYMEX	2.0	$55.14	/ Bbl	68%
Natural gas (BBtu/d) - NYMEX and basis	123.0	$3.88	/ MMBtu	88%

	Year Ending December 31, 2016
	Volumes Hedged	Average Price		Percentage Hedged
NGLs - excluding ethane (MBbl/d) - Conway/Mont Belvieu	3.9	$0.58	/ gallon	18%
Condensate (MBbl/d) - WTI-NYMEX	1.5	$62.65	/ Bbl	45%
Natural gas (BBtu/d) - NYMEX and basis	107.9	$3.10	/ MMBtu	69%

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

All of the natural gas gathering and processing segment’s commodity price sensitivities are estimated as a hypothetical change in the price of natural gas, NGLs and crude oil as of June 30, 2015, excluding the effects of hedging and assuming normal operating conditions. Condensate sales are based on the price of crude oil.

The natural gas gathering and processing segment estimates the following sensitivities:

•	A 10-cent-per-MMBtu change in the price of residue natural gas would change 12-month forward net margin by approximately $5.3 million;

•	A 1-cent-per-gallon change in the composite price of NGLs would change 12-month forward net margin by approximately $4.0 million; and

•	A $1.00-per-barrel change in the price of crude oil would change 12-month forward net margin by approximately $1.7 million.

These estimates do not include any effects on demand for ONEOK Partners’ services or natural gas processing plant operations that might be caused by, or arise in conjunction with, price changes. For example, a change in the gross processing spread may cause a change in the amount of ethane extracted from the natural gas stream affecting natural gas gathering and processing margins for certain contracts.

GROWTH ACTIVITIES:

The natural gas liquids segment completed the following projects in 2014 and 2015:

Completed Projects	Location	Capacity	Approximate Costs (a)	Completion Date
			(In millions)
Ethane/Propane Splitter	Texas Gulf Coast	40 MBbl/d	$46	March 2014
Sterling III Pipeline and reconfigure Sterling I and II	Mid-Continent Region	193 MBbl/d	$808	March 2014
Bakken NGL Pipeline expansion - Phase I	Rocky Mountain Region	75 MBbl/d	$75-$90	September 2014
Niobrara NGL Lateral	Powder River Basin	90 miles	$70-$75	September 2014
West Texas LPG pipeline system (b)	Permian Basin	2,600 miles	$800	November 2014
MB-3 Fractionator	Texas Gulf Coast	75 MBbl/d	$520-$540	December 2014
NGL Pipeline and Hutchinson Fractionator infrastructure	Mid-Continent Region	95 miles	$110-$125	April 2015
(a) Excludes AFUDC.
(b) Acquisition.

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

The partnership has announced approximately $190 million to $220 million of capital-growth projects in the natural gas liquids segment, which include the following:

Projects in Progress	Location	Capacity	Approximate Costs (a)	Expected Completion Date
(In millions)
Bakken NGL Pipeline expansion - Phase II	Rocky Mountain Region	25 MBbl/d	$100	Second quarter 2016
Bear Creek NGL infrastructure	Williston Basin	40 miles	$35-$45	Third quarter 2016
Bronco NGL infrastructure	Powder River Basin	65 miles	$45-$60	Suspended
Demicks Lake NGL infrastructure	Williston Basin	12 miles	$10-$15	Suspended
(a) Excludes AFUDC.

The partnership has announced approximately $520 million to $600 million of projects in the natural gas pipelines segment, which include the Roadrunner Gas Transmission pipeline system, a 50 percent-owned joint venture equity method investment project and the WesTex Transmission Pipeline expansion, a wholly owned project.

Projects in Progress	Location	Capacity	Approximate Costs (a)	Expected Completion Date
(In millions)
WesTex Transmission Pipeline Expansion	Permian Basin	260 MMcf/d	$70-$100	First quarter 2017
Roadrunner Gas Transmission Pipeline - Phases I, II, III (b)	Permian Basin	640 MMcf/d	$450-$500	Various
-Phase I	Permian Basin	170 MMcf/d	$200-$220	First quarter 2016
-Phase II	Permian Basin	400 MMcf/d	$220-$240	First quarter 2017
-Phase III	Permian Basin	70 MMcf/d	$30-$40	2019
(a) Excludes AFUDC.
(b) 50-50 joint venture. Approximate costs represent total project costs.

The natural gas gathering and processing segment completed the following projects in 2014:

Completed Projects	Location	Capacity	Approximate Costs (a)	Completion Date
(In millions)
Rocky Mountain Region
Garden Creek II processing plant and infrastructure	Williston Basin	100 MMcf/d	$300-$310	August 2014
Garden Creek III processing plant and infrastructure	Williston Basin	100 MMcf/d	$300-$310	October 2014
Mid-Continent Region
Canadian Valley processing plant and infrastructure	Cana-Woodford Shale	200 MMcf/d	$255	March 2014
(a) Excludes AFUDC.

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

The partnership has announced approximately $1.8 billion to $2.6 billion of capital-growth projects in the natural gas gathering and processing segment, which include the following:

Projects in Progress	Location	Capacity	Approximate Costs (a)	Expected Completion Date
(In millions)
Rocky Mountain Region
Sage Creek infrastructure	Powder River Basin	Various	$50	Fourth quarter 2015
Natural gas compression	Williston Basin	100 MMcf/d	$80-$100	Fourth quarter 2015
Lonesome Creek processing plant and infrastructure	Williston Basin	200 MMcf/d	$550-$680	Fourth quarter 2015
Stateline de-ethanizers	Williston Basin	26 MBbl/d	$60-$80	Third quarter 2016
Bear Creek processing plant and infrastructure	Williston Basin	80 MMcf/d	$230-$330	Third quarter 2016
Bronco processing plant and infrastructure	Powder River Basin	50 MMcf/d	$130-$200	Suspended
Demicks Lake processing plant and infrastructure	Williston Basin	200 MMcf/d	$475-$670	Suspended
Mid-Continent Region
Knox processing plant and infrastructure	SCOOP	200 MMcf/d	$240-$470	Suspended
(a) Excludes AFUDC.

EARNINGS CONFERENCE CALL AND WEBCAST:

ONEOK and ONEOK Partners executive management will conduct a joint conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on Wednesday, August 5, 2015. The call also will be carried live on ONEOK’s and ONEOK Partners’ websites.

To participate in the telephone conference call, dial 888-263-2884, pass code 5859762, or log on to www.oneok.com or www.oneokpartners.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, and ONEOK Partners’ website, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5859762.

LINKS TO EARNINGS TABLES AND PRESENTATION:

Tables:
http://www.oneok.com/~/media/ONEOK/EarningsTables/2015/OKE_Q2_2015_earnings_5MSD3Z1.ashx

Presentation:
http://www.oneok.com/~/media/ONEOK/EarningsTables/2015/OKE_OKS_Q2_2015_EarningsPresentation_HD94J2.ashx

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURE:

ONEOK has disclosed in this news release cash flow available for dividends, free cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows:

•
Cash flow available for dividends is defined as net income less the portion attributable to non-controlling interests, adjusted for equity in earnings and distributions declared from ONEOK Partners, and ONEOK’s stand-alone depreciation and amortization, deferred income taxes, stand-alone capital expenditures and certain other items;

•	Free cash flow is defined as cash flow available for dividends, computed as described above, less ONEOK’s dividends declared; and

•	Dividend coverage ratio is defined as cash flow available for dividends divided by the dividends declared for the period.

These non-GAAP financial measures described above are useful to investors because they are used by many companies in the industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. ONEOK cash flow available for dividends, free cash flow and dividend coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. A reconciliation of cash flow available for dividends and free cash flow to net income is included in the tables.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of June 30, 2015, owns 36.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this Quarterly Report are forward-looking statements as defined under federal securities laws.  The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels of dividends), liquidity, management’s plans and objectives for our future growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

applicable laws.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this Quarterly Report identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines;

•	changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change;

•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, the PHMSA, the EPA and CFTC;

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:

–	future demand for and prices of natural gas, NGLs and crude oil;

–	competitive conditions in the overall energy market;

–	availability of supplies of Canadian and United States natural gas and crude oil; and

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

–	availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov and our website at www.oneok.com. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2015	2014	2015	2014
	(Thousands of dollars, except per share amounts)
Revenues
Commodity sales	$1,722,254	$2,715,109	$3,157,970	$5,521,838
Services	405,798	351,773	775,388	708,340
Total revenues	2,128,052	3,066,882	3,933,358	6,230,178
Cost of sales and fuel	1,603,093	2,571,402	2,946,957	5,224,071
Net margin	524,959	495,480	986,401	1,006,107
Operating expenses
Operations and maintenance	140,869	153,323	295,200	280,049
Depreciation and amortization	86,987	72,127	172,942	139,541
General taxes	24,481	18,699	49,168	41,084
Total operating expenses	252,337	244,149	517,310	460,674
Gain (loss) on sale of assets	122	(16)	116	(1)
Operating income	272,744	251,315	469,207	545,432
Equity in net earnings from investments	30,040	25,435	60,961	59,094
Allowance for equity funds used during construction	742	1,253	1,541	12,224
Other income	60	3,213	2,670	4,622
Other expense	(1,960)	(1,392)	(2,738)	(26,926)
Interest expense (net of capitalized interest of $9,927, $11,375, $17,157 and $27,143, respectively)	(102,384)	(88,751)	(199,134)	(183,652)
Income before income taxes	199,242	191,073	332,507	410,794
Income taxes	(48,222)	(42,313)	(85,650)	(57,297)
Income from continuing operations	151,020	148,760	246,857	353,497
Income (loss) from discontinued operations, net of tax	(140)	(8,009)	(284)	(6,235)
Net income	150,880	140,751	246,573	347,262
Less: Net income attributable to noncontrolling interests	74,375	79,161	109,268	192,157
Net income attributable to ONEOK	$76,505	$61,590	$137,305	$155,105
Amounts attributable to ONEOK:
Income from continuing operations	$76,645	$69,599	$137,589	$161,340
Income (loss) from discontinued operations	(140)	(8,009)	(284)	(6,235)
Net income	$76,505	$61,590	$137,305	$155,105
Basic earnings per share:
Income from continuing operations	$0.36	$0.33	$0.65	$0.77
Income (loss) from discontinued operations	—	(0.04)	—	(0.03)
Net income	$0.36	$0.29	$0.65	$0.74
Diluted earnings per share:
Income from continuing operations	$0.36	$0.33	$0.65	$0.77
Income (loss) from discontinued operations	—	(0.04)	—	(0.03)
Net income	0.36	0.29	0.65	0.74
Average shares (thousands)
Basic	210,204	209,403	210,059	209,267
Diluted	210,477	210,516	210,486	210,337
Dividends declared per share of common stock	$0.605	$0.56	$1.21	$0.96

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Unaudited)	2015	2014
Assets	(Thousands of dollars)
Current assets
Cash and cash equivalents	$226,193	$172,812
Accounts receivable, net	684,899	745,494
Natural gas and natural gas liquids in storage	150,137	134,134
Commodity imbalances	31,246	64,788
Other current assets	155,967	173,299
Assets of discontinued operations	15,354	16,717
Total current assets	1,263,796	1,307,244
Property, plant and equipment
Property, plant and equipment	14,175,037	13,602,647
Accumulated depreciation and amortization	2,099,187	1,940,210
Net property, plant and equipment	12,075,850	11,662,437
Investments and other assets
Investments in unconsolidated affiliates	1,146,407	1,132,653
Goodwill and intangible assets	1,023,209	1,014,740
Other assets	129,700	124,679
Assets of discontinued operations	12,218	20,020
Total investments and other assets	2,311,534	2,292,092
Total assets	$15,651,180	$15,261,773

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Continued)
	June 30,	December 31,
(Unaudited)	2015	2014
Liabilities and equity	(Thousands of dollars)
Current liabilities
Current maturities of long-term debt	$660,650	$10,650
Notes payable	870,484	1,055,296
Accounts payable	694,914	891,413
Commodity imbalances	91,605	104,650
Other current liabilities	256,201	285,435
Liabilities of discontinued operations	32,708	44,901
Total current liabilities	2,606,562	2,392,345
Long-term debt, excluding current maturities	7,291,400	7,150,142
Deferred credits and other liabilities
Deferred income taxes	1,451,833	1,395,222
Other deferred credits	276,897	281,757
Liabilities of discontinued operations	25,129	36,424
Total deferred credits and other liabilities	1,753,859	1,713,403

Commitments and contingencies

Equity
ONEOK shareholders’ equity:
Common stock, $0.01 par value:
authorized 600,000,000 shares; issued 245,811,180 shares and outstanding 208,976,736 shares at June 30, 2015; issued 245,811,180 shares and outstanding 208,322,247 shares at December 31, 2014	2,458	2,458
Paid-in capital	1,564,316	1,541,583
Accumulated other comprehensive loss	(135,334)	(136,353)
Retained earnings	23,119	138,128
Treasury stock, at cost: 36,834,444 shares at June 30, 2015 and 37,488,933 shares at December 31, 2014	(937,051)	(953,701)
Total ONEOK shareholders’ equity	517,508	592,115

Noncontrolling interests in consolidated subsidiaries	3,481,851	3,413,768

Total equity	3,999,359	4,005,883
Total liabilities and equity	$15,651,180	$15,261,773

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months
	June 30,
(Unaudited)	2015	2014
	(Thousands of dollars)
Operating activities
Net income	$246,573	$347,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	172,942	150,895
Charges attributable to exit activities	—	1,739
Equity in net earnings from investments	(60,961)	(59,094)
Distributions received from unconsolidated affiliates	61,969	61,200
Deferred income taxes	84,306	57,191
Share-based compensation expense	7,884	17,288
Pension and postretirement benefit expense, net of contributions	7,372	12,729
Allowance for equity funds used during construction	(1,541)	(12,224)
Loss (gain) on sale of assets	(116)	1
Changes in assets and liabilities:
Accounts receivable	59,120	17,504
Natural gas and natural gas liquids in storage	(16,003)	(40,122)
Accounts payable	(136,119)	(3,426)
Commodity imbalances, net	20,497	(15,830)
Settlement of exit activities liabilities	(22,385)	(25,728)
Energy marketing and risk management assets and liabilities	(66,148)	19,041
Other assets and liabilities, net	(23,470)	7,881
Cash provided by operating activities	333,920	536,307
Investing activities
Capital expenditures (less allowance for equity funds used during construction)	(629,448)	(822,201)
Cash paid for acquisitions	—	(14,000)
Contributions to unconsolidated affiliates	(33,222)	(1,063)
Distributions received from unconsolidated affiliates in excess of cumulative earnings	18,814	16,449
Proceeds from sale of assets	691	319
Other	(12,607)	—
Cash used in investing activities	(655,772)	(820,496)
Financing activities
Borrowing (repayment) of notes payable, net	(184,812)	(564,462)
Issuance of ONE Gas, Inc. debt, net of discounts	—	1,199,994
Issuance of long-term debt, net of discounts	798,896	—
ONE Gas long-term debt financing costs	—	(9,663)
Debt financing costs	(7,850)	—
Repayment of long-term debt	(3,875)	(553,855)
Issuance of common stock	10,298	9,166
Issuance of common units, net of issuance costs	275,098	878,765
Dividends paid	(252,416)	(199,684)
Cash of ONE Gas at separation	—	(60,000)
Distributions to noncontrolling interests	(260,488)	(206,342)
Cash provided by financing activities	374,851	493,919
Change in cash and cash equivalents	52,999	209,730
Change in cash and cash equivalents included in discontinued operations	382	3,265
Change in cash and cash equivalents from continuing operations	53,381	212,995
Cash and cash equivalents at beginning of period	172,812	145,565
Cash and cash equivalents at end of period	$226,193	$358,560

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2015	2014	2015	2014
	(Millions of dollars, except as noted)
Natural Gas Liquids
Net margin	$313.4	$266.1	$580.6	$535.1
Operating costs	$77.4	$76.0	$159.7	$141.2
Depreciation and amortization	$39.4	$31.1	$78.7	$58.2
Operating income	$196.5	$159.0	$342.1	$335.7
Equity in net earnings from investments	$9.7	$4.5	$16.7	$9.2
NGL sales (MBbl/d)	723	603	643	583
NGLs transported-gathering lines (MBbl/d) (a)	784	520	746	498
NGLs fractionated (MBbl/d) (b)	554	520	515	496
NGLs transported-distribution lines (MBbl/d) (a)	420	431	404	430
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$0.02	$0.03	$0.01	$0.08
Capital expenditures - growth	$48.3	$196.9	$114.6	$457.8
Capital expenditures - maintenance	$10.8	$13.8	$18.0	$25.9
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.

Natural Gas Pipelines
Net margin	$74.1	$75.5	$143.2	$169.0
Operating costs	$25.2	$27.3	$52.5	$54.8
Depreciation and amortization	$10.8	$10.9	$21.6	$21.7
Operating income	$38.1	$37.3	$69.2	$92.4
Equity in net earnings from investments	$15.4	$15.9	$35.1	$39.3
Natural gas transportation capacity contracted (MDth/d) (a)	5,714	5,691	5,826	5,778
Transportation capacity contracted (a)	90%	90%	92%	91%
Capital expenditures - growth	$8.3	$2.2	$9.2	$4.4
Capital expenditures - maintenance	$7.3	$6.5	$16	$10.9
(a) - Includes volumes for consolidated entities only.

Natural Gas Gathering and Processing
Net margin	$137.1	$154.9	$261.8	$308.5
Operating costs	$63.6	$59.4	$132.8	$124.2
Depreciation and amortization	$36.0	$29.4	$71.7	$58.3
Operating income	$37.8	$66.1	$57.5	$126.0
Equity in net earnings from investments	$4.9	$5.1	$9.2	$10.6
Natural gas gathered (BBtu/d) (a)	1,926	1,646	1,867	1,573
Natural gas processed (BBtu/d) (a) (b)	1,677	1,447	1,651	1,358
NGL sales (MBbl/d) (a)	127	98	117	94
Residue natural gas sales (BBtu/d) (a)	864	683	823	626
Realized composite NGL net sales price ($/gallon) (a) (c) (d)	$0.38	$0.96	$0.38	$1.00
Realized condensate net sales price ($/Bbl) (a) (c) (e)	$35.46	$77.46	$32.89	$76.80
Realized residue gas net sales price ($/MMBtu) (a) (c)	$3.38	$4.07	$3.65	$3.85
Average fee rate ($/MMBtu) (a)	$0.39	$0.34	$0.37	$0.36
Capital expenditures - growth	$195.5	$159.5	$440.5	$272.7
Capital expenditures - maintenance	$9.9	$8.7	$20.2	$18.4
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.
(c) - Includes the impact of hedging activities on ONEOK Partners’ equity volumes.
(d) - Net of transportation and fractionation costs.
(e) - Net of transportation costs.

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

ONEOK, Inc. Stand-alone
CASH FLOW AVAILABLE FOR DIVIDENDS
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2015	2014	2015	2014
	(Millions of dollars)
Recurring cash flows:
Distributions from ONEOK Partners – declared	$171.2	$156.5	$340.3	$302.5
Interest expense, excluding noncash items	(15.9)	(15.7)	(31.9)	(36.7)
Cash income taxes	—	—		—
Released contracts from the former energy services business	(9.0)	(11.0)	(20.9)	71.8
Corporate expenses	(1.7)	(2.4)	(2.8)	(4.4)
Equity compensation reimbursed by ONEOK Partners	5.1	7.2	17.1	19.8
Cash flows from recurring activities	149.7	134.6	301.8	353.0
Cash flows from ONE Gas separation	—	(1.3)	—	(5.7)
Total cash flows	149.7	133.3	301.8	347.3
Capital expenditures	(0.1)	(3.3)	(0.1)	(5.9)
Cash flow available for dividends	149.6	130.0	301.7	341.4
Dividends declared	(126.5)	(119.6)	(252.8)	(236.0)
Free cash flow	$23.1	$10.4	$48.9	$105.4
Dividend coverage ratio	1.18	1.09	1.19	1.45

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ONEOK Announces Second-quarter 2015 Results

August 4, 2015

ONEOK, Inc. Stand-alone
RECONCILIATION OF CASH FLOW AVAILABLE FOR DIVIDENDS
AND FREE CASH FLOW TO NET INCOME
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2015	2014	2015	2014
	(Millions of dollars)
Net income attributable to ONEOK	$76.5	$61.6	$137.3	$155.1
Depreciation and amortization	0.8	9.3	0.9	12.5
Deferred income taxes	45.7	39.9	80.3	53.8
Equity in earnings of ONEOK Partners	(137.3)	(135.3)	(249.4)	(287.8)
Distributions from ONEOK Partners - declared	171.2	156.5	340.3	302.5
Equity compensation reimbursed by ONEOK Partners	5.1	7.2	17.1	19.8
Energy services realized working capital	(9.2)	(9.6)	(21.2)	87.9
Other	(3.1)	3.7	(3.5)	3.5
Total cash flows	149.7	133.3	301.8	347.3
Capital expenditures	(0.1)	(3.3)	(0.1)	(5.9)
Cash flow available for dividends	149.6	130.0	301.7	341.4
Dividends declared	(126.5)	(119.6)	(252.8)	(236.0)
Free cash flow	$23.1	$10.4	$48.9	$105.4